EXHIBIT 10.5

Cooperation Agreement

By and Between

Beijing Gao Da Yang Guang Communication Technology Ltd.,

And

Beijing Long Teng Jia Xun Net Technology Ltd.,

This cooperation agreement (hereinafter refer to as Agreement) is made and entered by and between the following two parties as of the date of         in Beijing.

Party A: Beijing Gao Da Yang Guang Communication Technology Ltd.,

Address: Room 1027, West Section, Hanwei Building, 7 Guanghua Road, Chaoyang District, Beijing

Legal Representative: Wang Zheng

Party B: Beijing Long Teng Jia Xun Net Technology Ltd.,

Address:

Legal Representative:

Whereas

1. Party A is a newly emerged communication technology service company with fiber network resources in the major cities nationwide. As a high tech enterprise with the new Internet broadband access by fiber cable plus wireless technology, Party A has gained good support from the local government in Beijing and established strategy cooperation relationship with Beijing Telecom and Beijing Network. Party A enjoys advantages in marketing and telecom service resources. Now Party A desires to cooperate with other companies in the industry to develop the market in Beijing and form a large scale operation in a short period, to provide more variety and high quality service to customers;

And

2. Party B is a professional telecom service company with good operation background and support by basic telecom operators; Party B has the capacity and qualification to conduct ISP related service including Internet broadband access, voice and data transmission. The service products provided by Party B has covered end users beyond Beijing and reached many other cities such as Tianjin, Shanghai, Guangzhou, Shenzhen, Dalian, Qingdao, Hong Kong and Singapore etc. The clients of Party B cover various lines of industry and with more than 200 middle or large seized customers.

3. The two parties desire cooperation with each other with their own respective advantages and promote their business.

After friendly consultation, following the principle of mutual benefit, the two parties have reached the agreement on the future strategy cooperation as follows:

Article 1 Purpose of Cooperation

1. The cooperation between the two parties aims at forging more competitive data and information service enterprises;

2. The cooperation will bolster the faster development of IT industry and the establishment of an orderly market environment;

3.  The cooperation will assist in the accumulation of important experience for the development of ISP information industry by the various service provided by the cooperation of the two parties; the cooperation will also benefit the two parties by sharing the resources, taking advantage of complementary strengths.

Article 2 Scope of Cooperation

The two parties agree to cooperate with each other according to the terms set forth below:

1. Party A uses its 4-core fiber network alone forth ring road in Beijing to cooperate with Party B's fiber network and related infrastructure. Party B may utilize Party A's fiber network resources to develop the value-added service in Beijing;

2. Party A shall, following Party B's request, provide 4 nodes in its 4-core fiber network alone forth ring road to ensure the internet of the two parties' network; Party B's Internet access platform shall be connected with Party A's core network platform and Party A shall provide necessary support on the connection.

3. When Party A has developed its customers, Party B shall work as agent of Party A and execute the service contract with customers under its name but on behalf of Party A. A copy of Party B ISP license shall be attached herein as annex.

4.  When Party B executes the contract with customers developed by Party A, Party B shall, at the same time, execute a three-party contract with Party A's affiliate company-Beijing Yuan Shan Da Chuan Commence Developing Co., Ltd, (hereinafter refer to as Yuan Shan Da Chuan). Under such arrangement, Yuan Shan Da Chuan shall be entitled to collecting fees from the clients and issuing invoice. Party A shall be responsible for concrete construction work and service work. In the event that the foresaid work is conducted in an area which should utilize Party B's network resources, Party A shall pay relevant fees to Party B and Party B shall offer some favorite discount.

5. Party A shall deliver to Party B 3% of the revenue deriving from each of the service contract signed by Party B on behalf of Party A as fees paid to Party B. The fees shall be settled on a quarter basis. Party B shall deliver each copy of the foresaid contracts with Party A for record. Where Party B needs Party A's fiber resources to conduct its business, Party A shall provide support at a favorite price.

6. Where the two parties need to utilize the other partie's network resources, a more detailed agreement shall be executed.

Article 3 Confidentiality Clause

1. Party A and Party B acknowledge and warrant that each party shall treat any secret information gained from the other party through performing this Agreement confidential. Without prior consent by the other party, such information shall not be leaked or transferred to any third party. Upon the expiration of this agreement, each party shall return or destroy any document, software or other media carrying such confidential information of the other party. The confidential information stored in any memorable equipment shall also be deleted and not be used.

2. It is agreed that this clause will remain in effect for further six month period from the termination of this Agreement regardless the amendment or termination of the agreement.

Article 4 Effective Date and Term of the Agreement

1. This Agreement, which is made in four copies with each party holding two, shall take effect upon duly signed by the legal representatives or their authorized persons of two parties;

2. The term of this Agreement is two years from its effective date.

3. Prior to the expiry of this Agreement, the two parties may negotiate on the renewal of this Agreement.

Article 5 Termination

1. Unless this Agreement is renewed by the two parties, it is terminated on the date of expiry.

2. Each Party may, without prejudice its legal right or other remedies, terminate this Agreement by notification to the other party in the event that the other party materially breaches this Agreement, and fail to rectify the situation within 30 days upon receiving the notice of such breach from the non-breaching party. Nevertheless, Party A may terminate this Agreement at any time by 30 days of prior notice to Party B.

Article 6 Dispute Settlement

In the event that any dispute arises in the performance or interpretation of this agreement by the two parties, the dispute shall be resolved through friendly negotiation. If the dispute could not be settled within 30 days from being put forward by one party, either party may apply to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration according to rule of the CIETAC. The arbitration shall be made in Beijing and the language shall be in Chinese. The arbitration award shall be final and binding on the parties.

Article 7 Governing Law

The Chinese law shall govern on the performance, interpretation and enforcement of this agreement.

Article 8 Severability of Agreement

In the event that any clause herein is unenforceable due to its ineffectiveness or contradiction with law, the invalid of such clauses will not affect the effect of other clauses herein.

Article 9 Transfer of Agreement

Neither party may assign or transfer any right or obligation under this Agreement to a third party without prior consent from the other party.

Article 10 Amendment and Supplement

The parties may amend or supplement this agreement by written form. Any duly signed attachments, amendments or supplements relating to this agreement shall constitute a part of this agreement and have the same effect of this agreement.

In witness whereof, Party A and Party B have caused this Agreement to be duly executed the day and year first above written by their duly authorized representatives.

Party A: (name)	Party B: (name)

Stamp	Stamp

Signature of the representative	Signature of the representative

Date	Date